EXHIBIT 99.1

[ENZO LOGO]                                            NEWS
                                                       RELEASE
                                                       ---------------
                                                       ENZO BIOCHEM, INC.
                                                       527 MADISON AVENUE
                                                       NEW YORK, NY 10022

FOR IMMEDIATE RELEASE

          ENZO BIOCHEM AWARDED PATENT COVERING PROCESSES FOR PRODUCING
                  THERAPEUTIC PROTEINS OR RNAS IN LIVING CELLS

                                    ---------

         FARMINGDALE, NY, January 19, 2006 - Enzo Biochem, Inc. (NYSE:ENZ), announced at its annual meeting today that it has been issued a patent covering processes for producing large quantities of therapeutic proteins or RNAs within living target cells.

         The unusual property of this invention is that it relies upon signals and regulatory elements that do not otherwise exist within the cell. This may allow for a large yield of the specific molecule desired, either the protein or the nucleic acid. By not bringing recognizable signaling moieties into the cell, it could add an element of efficiency and safety to the process.

         The patent, United States Patent No. 6,986,985 (the `985 patent) titled "Process for Producing Multiple Nucleic Acid Copies IN VIVO using a Protein Nucleic Acid Construct," was issued on January 17, 2006 by the United States Patent and Trademark Office.

         An important application of this technology may be to deliver therapeutic proteins to particular target cells in animals and humans. It may also facilitate delivery of regulatory RNA molecules, including antisense RNA molecules for the management of medically important diseases. As such it could represent a potentially safer and a more efficient strategy for gene expression and protein production in mammals, including humans.

          "This patent adds a further component to our Company's broad technical capabilities and intellectual property portfolio in the area of protein supplementation therapy," said Elazar Rabbani, Ph.D., Enzo's Chairman and Chief Executive Officer, "and is indicative of the broad value contained in our intellectual property, as demonstrated by our patent estate in excess of more than 200 worldwide patents."

ABOUT ENZO

         Enzo Biochem is engaged in the research, development and manufacture of innovative health care products based on molecular biology and genetic engineering techniques, and in providing diagnostic services to the medical community. The Company's proprietary labeling and detection products for gene sequencing and genetic analysis are sold to the life sciences market throughout the world. The Company's therapeutic division is in various stages of clinical evaluation of its proprietary gene medicine for HIV-1 infection and its proprietary immune regulation medicines for hepatitis B and hepatitis C infection and for Crohn's Disease. Pre-clinical research is being conducted on several candidate compounds aimed at producing new mineral and organic bone, including technology that could provide therapy for osteoporosis and fractures, among other applications. The Company also holds a patent covering a method and materials for correcting point mutations or small insertions or deletions of genetic material that would allow for editing and correcting certain abnormalities in genes. The Company owns or licenses over 200 patents worldwide. For more information visit our website www.enzo.com.

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Enzo Biochem, Inc. - Page 2

EXCEPT FOR HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS NEWS RELEASE MAY BE CONSIDERED "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SUCH STATEMENTS INCLUDE DECLARATIONS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY AND ITS MANAGEMENT. INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD MATERIALLY AFFECT ACTUAL RESULTS. THE COMPANY DISCLAIMS ANY OBLIGATIONS TO UPDATE ANY FORWARD-LOOKING STATEMENT AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE DATE OF THIS PRESS RELEASE.



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CONTACT:
  For: Enzo Biochem, Inc.
  Steve Anreder, 212-532-3232    Or    Ed Lewis, CEOcast, Inc., 212-732-4300